SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2004

Fifth Third Auto Trust 2004 – A

(Issuer of securities)

Citigroup Vehicle Securities Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-105855	45-0518753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Greenwich Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 816-6000

Not Applicable

(Former name or address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On July 20, 2004, The Bank of New York, as indenture trustee, made the monthly payment to the Securityholders, as indicated in the Statement to Securityholders (the “Statement to Securityholders”). A copy of the monthly Statement to Securityholders with respect to such distribution, delivered pursuant to the Sale and Servicing Agreement dated June 1, 2004, among Fifth Third Auto Trust 2004-A, as Issuer, Citigroup Vehicle Securities Inc., as Depositor, Fifth Third Bank, an Ohio banking corporation, as Servicer, Administrator and Custodian, Fifth Third Auto Funding LLC, as Seller, and The Bank of New York, as Indenture Trustee, is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit 99.1 – Monthly Statement to Securityholders with respect to the July 20, 2004 distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fifth Third Auto Trust 2004 – A

	By:	Fifth Third Bank, an Ohio banking corporation, as Servicer

July 22, 2004		/s/ James E. Sapitro
James E. Sapitro
Vice President

July 16, 2004

Monthly Servicer’s Certificate

Fifth Third Bank

Fifth Third Auto Trust 2004-A

The undersigned, a duly authorized representative of Fifth Third Bank, an Ohio banking corporation, as Servicer, pursuant to the Sale and Servicing Agreement (the “Agreement”) dated June 1, 2004 among Fifth Third Auto Trust 2004-A, as Issuer, Citigroup Vehicle Securities Inc., as Depositor, Fifth Third Bank, an Ohio banking corporation, as Servicer, Administrator and Custodian, Fifth Third Auto Funding LLC, as Seller, and The Bank of New York, as Indenture Trustee, does hereby certify as follows:

1) Capitalized terms used in this Servicer’s Certificate have their respective meaning as set forth in the Agreement.

2) Fifth Third Bank, an Ohio banking corporation, is, as of the date hereof, the Servicer under the Agreement.

3) The undersigned is a Responsible Officer.

4) This certificate relates to the Distribution Date on July 20, 2004.

5) As of the date hereof, the information provided is complete and no defaults have occurred.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer’s Certificate this 16th day of July, 2004.

Fifth Third Bank, an Ohio banking corporation

as Servicer

By:	/s/ Chris Marshall
Name:	Chris Marshall
Title:	Vice President